Exhibit 21

		Ownership
Company Name	Jurisdiction of Creation	Percentage
Corinthian Leasing Corporation	Delaware	100%

DataBase Publishing Co.	California	100%

Dataquest Europe	England	100%

D&B APLA Technology Pty Limited	Australia	100%

D&B Acquisition Corp	Delaware	100%

D&B Espana S.A.	Spain	100%

D&B Europe Limited	England	100%

D&B Group Ltd.	Delaware	100%

D&B Holdings UK Limited	England	100%

D&B Information Services (M) Sdn. Bhd	Malaysia	100%

D&B International Consultant (Shanghai) Co. Ltd.	Peoples Republic of China	100%

Dun & Bradstreet Unterstutzungskasse GmbH	Germany	100%

Dun & Bradstreet Belgium NV/SA	Belgium/Delaware	100%

Dun & Bradstreet (France) B.V	Netherlands	100%

Dun & Bradstreet (HK) Limited	Hong Kong	100%

Dun & Bradstreet (Israel) Ltd.	Israel	100%

Dun & Bradstreet (SCS) B.V	Netherlands	100%

Dun & Bradstreet (Singapore) Pte. Ltd.	Singapore	100%

Dun & Bradstreet (Switzerland) AG	Switzerland/Delaware	100%

Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd.	England	100%

Dun & Bradstreet B.V	Netherlands	100%

Dun & Bradstreet Canada B.V	Netherlands	100%

Dun & Bradstreet Canada Holding, Ltd.	Canada	100%

Dun & Bradstreet Computer Leasing, Inc.	Delaware	100%

Dun & Bradstreet Credit Control, Ltd.	Delaware	100%

Dun & Bradstreet Danmark Holding A/S	Denmark	100%

Dun & Bradstreet de Mexico, S.A. de C.V.	Mexico	100%

Dun & Bradstreet Denmark A/S	Denmark	100%

Dun & Bradstreet Deutschland GmbH	Germany/Delaware	100%

Dun & Bradstreet Do Brasil, Ltda.	Brazil/Delaware	100%

Dun & Bradstreet Ekonomiforlaget AB	Sweden	100%

Dun & Bradstreet Finance Ltd.	England	100%

Dun & Bradstreet Finland OY	Finland	100%

Dun & Bradstreet France S.C.S	France	100%

Dun & Bradstreet Holding Norway A/S	Norway	100%

Dun & Bradstreet Holdings B.V	Netherlands	100%

Dun & Bradstreet Hungaria Informacio Szolgaltato

Korlatolt Felelosegu Tarasag	Hungary	100%

Dun & Bradstreet Information Services Ges.mbH	Austria	100%

Dun & Bradstreet Information Services India Pvt. Ltd.	India	100%

Dun & Bradstreet International, Ltd.	Delaware	100%

Dun & Bradstreet Japan Ltd.	Japan	100%

Dun & Bradstreet Limited	Ireland	100%

Dun & Bradstreet Limited	England	100%

Dun & Bradstreet Marketing Services N.V. — S.A.	Belgium	100%

Dun & Bradstreet Norge A/S	Norway	100%

Dun & Bradstreet Poland sp. z o.o	Poland	100%

Dun & Bradstreet Portugal, Ltda.	Portugal	100%

Dun & Bradstreet Property Investments Ltd.	England	100%

Dun & Bradstreet S.A.	Argentina	100%

Dun & Bradstreet S.p.A	Italy	100%

Dun & Bradstreet spol s. r. o	Czech Republic	100%

Dun & Bradstreet Sverige AB	Sweden	100%

Dun & Bradstreet Telecenter B.V	Netherlands	100%

Dun & Bradstreet Teleupdate Center GmbH	Germany	100%

Dun & Bradstreet Ventures, Inc.	Delaware	100%

Dun & Bradstreet, Inc.	Delaware	100%

		Ownership
Company Name	Jurisdiction of Creation	Percentage

Duns Holding, Inc.	Delaware	100%

Duns Investing VII Corporation	Delaware	100%

DunsNet, Inc.	Delaware	100%

eccelerate.com, Inc.	Delaware	100%

Enshrine CA Pty. Ltd.	Australia	50%

Fillupar Leasing Partnership	Delaware	98%

Harris Infosource International, Inc.	Ohio	100%

iMarket Inc.	Massachusetts	100%

The D&B Companies of Canada Ltd.	Canada	100%

Zapdata.com, Inc	Massachusetts	100%